                                                            Exhibit 10.9(b)


                           FIRST AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                          FOR NON-OFFICER KEY EMPLOYEES
                                       OF
                                IDEX CORPORATION


                  IDEX Corporation, a Delaware corporation (the "Company"), by resolution of its Board of Directors, (1) originally approved the form of the 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Original Plan") on January 23, 1996, and (2) by adoption of the First Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Plan") approved amendments to the Original Plan on March 27, 2001. The purposes of this Plan are as follows:

                  (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its non-officer key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

                  (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options.


                                    ARTICLE I

                                   DEFINITIONS

                  Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular shall include the plural, where the context so indicates.

Section 1.1 - Board

                  "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Change in Control

                  "Change in Control" shall mean the occurrence of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding shares of Common Stock are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Company or purchased by any person(s), firm(s) or





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entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Company's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Company is merged or consolidated with another corporation regardless of whether the Company is the survivor (except any such transaction solely for the purpose of changing the Company's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Company), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term "control" shall have the meaning ascribed thereto under the Exchange Act and the regulations thereunder, and the term "management" shall mean the chief executive officer of the Company. For purposes of clause (a)(ii) above or as appropriate for purposes of clause
(b) above, the Company shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.

Section 1.3 - Code

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Committee

                  "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1.

Section 1.5 - Common Stock

                  "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

Section 1.6 - Company

                  "Company" shall mean IDEX Corporation.

Section 1.7 - Director

                  "Director" shall mean a member of the Board.

Section 1.8 - Employee

                  "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such



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employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.


Section 1.9 - Exchange Act

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10 - Fair Market Value

                   "Fair Market Value" of the Common Stock shall mean as of a given date: (i) if Common Stock is traded on an exchange then the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or
(ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (x) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (y) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.


Section 1.11 - Officer

                   "Officer" shall mean an officer of the company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.12 - Option

                   "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan.

Section 1.13 - Optionee

                   "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

Section 1.14 - Parent Corporation

                   "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then






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owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


Section 1.15 - Plan

                   "Plan" shall mean this First Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation.

Section 1.16 - Retirement

                   "Retirement" shall mean termination of employment with the Company upon reaching retirement age, or earlier, at the election of the Employee, in accordance with the Company's policy on retirement.

Section 1.17 - Secretary

                   "Secretary" shall mean the Secretary of the Company.

Section 1.18 - Securities Act

                   "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.19 - Subsidiary

                   "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain..

Section 1.20 - Termination of Employment

                   "Termination of Employment" shall mean the time (which, in the absence of any other determination by the Committee, shall be deemed to be the last day actually worked by the Optionee) when the employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.





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

                                   ARTICLE II

                               GENERAL CONDITIONS

Section 2.1 - Shares Subject to Plan

                 The shares of stock subject to Options shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,650,000 shares. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized and unissued shares or treasury shares.

Section 2.2 - Unexercised Options

                 If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3 - Changes in Company's Shares

                 In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options. In the event of an adjustment contemplated by this Section 2.3 in any outstanding Options, the Committee shall make an appropriate and equitable adjustment to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in any outstanding Options shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon Fair Market Value, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

                 Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate






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this Plan as of the date of the exchange or conversion, in which case all
Options under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

Section 2.4 - Conditions to Issuance of Stock Certificates

                 The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option, or portion thereof, prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which the Common Stock is then listed; and

                  (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                  (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

                  (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 2.5 - Merger, Consolidation, Acquisition, Liquidation or Dissolution

                 Notwithstanding any other provision of the Plan, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after a Change in Control or the liquidation or dissolution of the Company (collectively, "Control Events"); and if the Committee so provides, it may, in its absolute discretion, on such terms and conditions as it deems appropriate, also provide, either by the terms of any Option or by a resolution adopted prior to the occurrence of such Control Event, that, for some period of time beginning prior to and ending as of (and including) the time of such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) or any installment provisions of any Option.




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Section 2.6 - Rights as Shareholders

                 The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 2.7 - Transfer Restrictions

                 The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

Section 2.8 - No Right to Continued Employment

                 Nothing in this Plan or in any Stock Option Agreement shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.


                                   ARTICLE III

                               GRANTING OF OPTIONS

Section 3.1 - Eligibility

                 Any key Employee, other than an Officer, shall be eligible to be granted Options under the Plan, as provided in Section 3.2.

Section 3.2 - Granting of Options

                  (a) Upon the recommendation of the chief executive officer of the Company, the Committee shall from time to time, in its absolute discretion:

                           (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

                           (ii) Determine the number of shares to be subject to such Options granted to such selected key Employees; and





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                           (iii) Determine the terms and conditions of such
         Options, consistent with the Plan.

                  (b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to such Employee. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price option period or any other term or condition of the surrendered Option.


                                   ARTICLE IV

                                TERMS OF OPTIONS

Section 4.1 - Option Agreement

                  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, not inconsistent with the Plan.

Section 4.2 - Option Price

                  The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall not be less than 100% of the Fair Market Value as of the date such Option is granted.

Section 4.3 - Commencement of Exercisability

                  (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

                  (b) Subject to the provisions of Sections 4.3(a) and 4.3(c), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a) and 4.3(c), accelerate the time at which such Option or any portion thereof may be exercised.




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                  (c) No portion of an Option which is unexercisable at
Termination of Employment shall thereafter become exercisable; provided, however, that in the event of a Termination of Employment resulting from the Optionee's death, disability or Retirement, all Options shall become exercisable, effective immediately upon the occurrence of such event.

Section 4.4 - Expiration of Options

                  (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten years from the date the Option was granted.

                  (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

Section 4.5 - Consideration

                  In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe.


                                    ARTICLE V

                               EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise

                  During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by such Optionee's Beneficiary. "Beneficiary" shall mean any one or more persons, corporations, trusts, estates, or any combination thereof, last designated by an Optionee in accordance with the applicable Stock Option Agreement.

Section 5.2 - Partial Exercise

                  At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the







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Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

                  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

                  (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

                  (b) Full payment (in cash or by check) for the shares with respect to which such Option or portion thereof is exercised, including payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option. However, in the discretion of the Committee, payment may be made, in whole or in part, through (i) the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to that portion of the aggregate exercise price of the Option or exercised portion thereof plus the amount of the applicable withholding tax for which such payment is permitted by the Committee;
(ii) the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to that portion of the aggregate exercise price of the Option or exercise portion thereof, plus the amount of the applicable withholding tax, for which such payment is permitted by the Committee; (iii) the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (iv) to the extent permitted by law, a "cashless exercise procedure" satisfactory to the Committee which permits the Optionee to deliver an exercise notice to a broker-dealer, who then sells Option shares, delivers the proceeds of the sale, less commission, to the Company, which delivers such proceeds, less the exercise price and withholding taxes, to the Optionee, or (v) any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv). In the case of a promissory note, the Committee may also prescribe the form of such note and the security (if any) to be given for such note. Notwithstanding the foregoing, the Option may not be exercised by delivery of a promissory note or by a loan from the Company where such loan or other extension of credit is prohibited by law;

                  (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and



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                  (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


                                   ARTICLE VI

                                 ADMINISTRATION

Section 6.1 - Compensation Committee

                 The Compensation Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom may (i) be an Officer, (ii) receive compensation, either directly or indirectly, from the Company or any Parent Corporation or Subsidiary, for services rendered in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404 of Regulation S-K ("Item 404"), (iii) possess an interest in any other transaction for which disclosure would be required pursuant to Item 404 or (iv) be engaged in a business relationship for which disclosure would be required pursuant to Item 404. The constitution of the Committee must also comply with the requirements of Section 162(m) of the Code. The failure of the constitution of the Committee to comply with the foregoing requirements shall not adversely affect the validity of any shares issued upon exercise of Options under the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time. Vacancies in the Committee shall be filled by the Board.

Section 6.2 - Duties and Powers of Committee

                 It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.3 - Majority Rule

                 The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 6.4 - Compensation;  Professional Assistance;  Good Faith Actions





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                 Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accounts, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


                                   ARTICLE VII

                                OTHER PROVISIONS

Section 7.1 - Options Not Transferable

                 No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 7.1 shall prevent transfers to a Beneficiary.

Section 7.2 - Amendment, Suspension or Termination of the Plan

                 The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of an Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after September 24, 2006.




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


Section 7.3 - Effect of Plan Upon Other Option and Compensation Plans

                 The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.4 - Titles

                 Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.5 - Conformity to Securities Laws

                 The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code and any and all regulations and rules promulgated by the Securities and Exchange Commission and Internal Revenue Service thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.6 - Governing Law

                 This Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law).

                                     * * * *

                  I hereby certify that the foregoing Plan was duly approved by the Board of Directors of IDEX Corporation effective March 27, 2001.

                  Executed on this 27th day of March, 2001.



                                    /s/ Frank J. Notaro
                                    Secretary




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